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EXHIBIT 16.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                                 July 10, 2000

Ladies and Gentlemen:

I have read the statements made by Aarow Environmental Group, Inc. (the "Company") (copy attached), which we understand will be filed with the Commission, pursuant to Item 4, Changes in Registrant's Certifying Accountant of Form 8-K, as part of the Company's Form 8-K report for the month of July 2000. I agree with the statements concerning me in such Form 8-K.

                                       Very truly yours,

                                       /s/James Childress